Exhibit 23


            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 11, 1995, which appears on page 41 of J.P. Morgan &
Co. Incorporated's 1994 Annual Report on Form 10-K for the year ended December 31, 1994.




PRICE WATERHOUSE LLP/s/

New York, New York
October 25, 1995